UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 23, 2009
The St. Joe Company
(Exact Name of Registrant as Specified in Its Charter)

Florida	1-10466	59-0432511

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Riverside Avenue, Suite 500
Jacksonville, FL	32202

(Address of Principal Executive Offices)	(Zip Code)
(904) 301-4200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01.	Entry into a Material Definitive Agreement
The St. Joe Company (“St. Joe”) has a credit agreement with Branch Banking & Trust Company for a $100 million revolving credit facility (the “Credit Agreement”). On December 23, 2009, St. Joe entered into a Fifth Amendment to the Credit Agreement (the “Fifth Amendment”) in order to increase the size of the credit facility by $25 million to $125 million. Deutsche Bank provided the additional $25 million commitment. The Fifth Amendment effected certain amendments to the Credit Agreement, including changing the definition of “Required Lenders” so that both banks must act together on any matter requiring lender consent. The credit facility currently remains undrawn; however, the increase in borrowing capacity will provide St. Joe with greater financial flexibility to position it for the future.
A copy of the Fifth Amendment is filed as Exhibit 10.1 hereto. The foregoing description of the Fifth Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is incorporated by reference herein. Please also refer to the press release dated December 23, 2009 attached hereto as Exhibit 99.1 for additional information.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure under Item 1.01 of this report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits

10.1	Fifth Amendment to Credit Agreement dated December 23, 2009, by and among the Company and Branch Banking and Trust Company, as agent and lender.

99.1	Press Release dated December 23, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY
Dated: December 23, 2009	By:	/s/ William S. McCalmont
William S. McCalmont
Chief Financial Officer